Exhibit 99.1

News Release

        For more information, please contact:

        Teresa Paulsen                           MEDIA

        Vice President,

        Communication & External Relations

        tel: 402-240-5210

        Chris Klinefelter                           ANALYSTS

        Vice President, Investor Relations

        tel: 402-240-4154

        www.conagrafoods.com

F O R     I M M E D I A T E     R E L E A S E

CONAGRA FOODS LOWERS NEAR-TERM EPS OUTLOOK; LONG-TERM EPS GROWTH RATE GOALS UNCHANGED; ARDENT MILLS JV TIMING EXPECTED IN CALENDAR 2014 SECOND QUARTER

OMAHA, Neb., Feb. 11, 2014 – Today ConAgra Foods, Inc. (NYSE: CAG) is providing a revised financial outlook for fiscal 2014. Previously the company had expected diluted EPS of $2.34-$2.38, adjusted for items impacting comparability; the company now expects diluted EPS of approximately $2.22- $2.25, adjusted for items impacting comparability. The revision largely reflects a longer-than-expected timeframe to restore the Private Brands segment to planned levels of operating profit. The revision also reflects weaker-than-expected volumes in the Consumer Foods segment, primarily for a few key brands, as well as margin pressures in the Commercial Foods segment driven by customer mix challenges and poorer-than-expected potato crop quality.

Gary Rodkin, CEO of ConAgra Foods, commented, “We are intensely focused on improving our business. It is taking longer than expected to stabilize the performance of the Private Brands segment, which has been below plan because of pricing, sales force coverage, and customer service issues largely resulting from restructuring actions taken before we bought that business last year. We view these as near-term issues only, and remain fully confident in our private brands strategy and the growth opportunities resulting from the recent acquisition of Ralcorp.”

Rodkin noted that in the Consumer Foods segment, the company plans to stabilize the performance of a few key brands in fiscal 2015 by continuing to optimize promotional and merchandising activities through a focus on core heavy users. He also noted that the Lamb Weston potato operations (in the Commercial Foods segment) have experienced continued margin pressures in connection with an ongoing customer mix shift resulting from the loss of a

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major foodservice distribution customer last summer. The recent potato crop quality is also lower-than-planned, which is also negatively impacting operating efficiencies and margins. Performance in that segment is expected to improve in fiscal 2015.

He continued, “These challenges have made forecasting fiscal 2014 very difficult. While the challenges this year have been unfavorable surprises for our investors and our team, I want to be clear that nothing has changed with regard to our conviction about our long-term potential and EPS growth prospects. We have a rich pipeline of synergies resulting from last year’s acquisition of Ralcorp. The synergy capture is on track, and we expect it to play a key role in driving strong long-term EPS growth.”

Previously the company had expected to complete the formation of Ardent Mills, a joint venture with Cargill, Incorporated and CHS Inc., in the first quarter of calendar 2014; due to various reasons, including the ongoing regulatory review process, the company now expects the transaction to close in the second quarter of calendar 2014. As previously communicated, ConAgra Foods will contribute its flour milling operations and related businesses operated through its ConAgra Mills division into this venture, and will receive a 44% ownership stake. ConAgra Foods also expects to receive approximately $400 million in connection with the closing of the transaction. The company continues to expect to use these proceeds to accelerate debt repayment.

Because of the revised Ardent Mills closing date, the company’s previous estimate of $0.03 of EPS dilution in fiscal 2014 related to the formation of the venture no longer applies; the revised fiscal 2014 diluted EPS guidance of approximately $2.22-$2.25, adjusted for items impacting comparability, reflects that there will not be any Ardent Mills-related dilution in fiscal 2014. The company expects Ardent Mills-related EPS dilution in fiscal 2015, and it will quantify that impact, along with other financial details related to fiscal 2015, at a later date.

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Other Financial Details:

•	Original plans called for the former Ralcorp assets to contribute approximately $0.25 to EPS in fiscal 2014, and the company now estimates that number to be approximately $0.20.

•	The company had previously expected volumes for the Consumer Foods segment to decline 1-2% in the second half of fiscal 2014; that decline is now likely to be 3-4% primarily due to challenges for a few key brands.

•	The company currently targets fiscal 2014 third quarter diluted EPS in the range of $0.60 and fiscal 2014 fourth quarter diluted EPS in the range of $0.65, each adjusted for items impacting comparability.

•	The company’s continual focus on cost reduction throughout the organization has led to plans for additional administrative cost efficiency initiatives; the company will share details of those plans once they have been finalized and approved.

•	The company now expects operating cash flow to be approximately $1.4 billion in fiscal 2014, down from earlier estimates. The company continues to expect to repay $1.5 billion of debt by the end of fiscal 2015. This amount excludes the approximate $400 million of cash proceeds expected to be received in connection with the Ardent Mills transaction; that amount is also expected to be deployed toward debt reduction. There is no change to the company’s strong dividend policy or any long-term capital allocation plans.

•	Some of the challenges weighing on fiscal 2014 diluted EPS will likely impact fiscal 2015 diluted EPS growth as well, so the company currently expects the fiscal 2015 diluted EPS growth rate to be less than the double-digit target previously communicated. The company will provide more specific comments about the fiscal 2015 outlook with the fiscal 2014 year-end release when final plans have been completed.

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•	The company still expects double-digit comparable diluted EPS growth in fiscal 2016 and 2017 based partly on its rich synergy pipeline resulting from integrating Ralcorp. Estimates for synergies related to the Ralcorp acquisition are unchanged at $300 million by the end of fiscal 2017. For the timeframe after fiscal 2017, estimates for annual sales growth of 3-4% and annual EPS growth of 7-9%, adjusted for items impacting comparability, are unchanged.

The inability to predict the amount and timing of future items makes a detailed reconciliation of projections of diluted EPS, adjusted for items impacting comparability, impracticable.

ConAgra Foods will host a conference call at 10:00 a.m. EST today to discuss the results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-888-599-4883 and 1-913-312-1448, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.

A rebroadcast of the conference call will be available after 1 p.m. EST today. To access the digital replay, a pass code number will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 1919312. A rebroadcast also will be available on the company’s website.

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s largest packaged food companies with branded and private branded food found in 99 percent of America’s households, as well as a strong commercial foods business serving restaurants and foodservice operations globally. Consumers can find recognized brands such as Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt’s®, Marie Callender’s®, Orville Redenbacher’s®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack® and many other ConAgra Foods brands, along with food sold by ConAgra Foods under private brand labels, in grocery, convenience, mass merchandise, club and drug stores. Additionally, ConAgra Foods supplies frozen potato and sweet potato products as well as other vegetable, spice, bakery and grain products to commercial and foodservice customers. ConAgra Foods operates ReadySetEat.com, an interactive recipe website that provides consumers with easy dinner recipes and more. For more information, please visit us at www.conagrafoods.com.

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Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to realize the synergies and benefits contemplated by the acquisition of Ralcorp Holdings, Inc., and its ability to effectively integrate the business of Ralcorp; the timing and ability to consummate the potential joint venture combining the flour milling businesses of ConAgra Foods, Cargill, Incorporated, and CHS Inc., including, satisfying the financing and other closing conditions as well as the divestiture of flour milling facilities within the expected timeframe or at all; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the potential joint venture; the availability and prices of raw materials, including any negative effects caused by inflation or adverse weather conditions; the effectiveness of ConAgra Foods’ product pricing, including any pricing actions and promotional changes; the ultimate outcome of litigation, including the lead paint matter; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ cost-saving initiatives, innovation, and marketing investments; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of any ConAgra Foods product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.

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